UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 18, 2009, WellCare Health Plans, Inc. (the “Company”) resolved the previously disclosed informal investigation by the U.S. Securities and Exchange Commission (the “SEC”).  Attached as Exhibit 10.1 are the Consent executed by the Company and the Final Judgment filed with the United States District Court for the Middle District of Florida.

Under the terms of the Consent and Final Judgment, without admitting or denying the allegations in the complaint filed by the SEC, the Company consented to the entry of a permanent injunction against any future violations of certain specified provisions of the federal securities laws.  In addition, the Company agreed to pay a civil penalty in the amount of $10 million and disgorgement in the amount of one dollar.  The Company agreed to pay these amounts according to the following schedule: (i) $2,500,001 within 30 calendar days of entry of the Final Judgment, (ii) $2.5 million within 90 calendar days of entry of the Final Judgment, (iii) $2.5 million within 180 calendar days of entry of the Final Judgment, and (iv) $2.5 million within 365 calendar days of entry of the Final Judgment, in each case, plus post-judgment interest.  If the Company fails to pay timely, in full, any amount due in this schedule, all outstanding amounts (including post-judgment interest), minus any payments already made, will immediately become due and payable.

The foregoing description of the Consent and Final Judgment is not complete and is qualified in its entirety by reference to the Consent and Final Judgment, which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

As previously disclosed, the Company remains engaged in resolution discussions with the Civil Division of the United States Department of Justice (the “Civil Division”) and the Office of Inspector General of the U.S. Department of Health and Human Services (the “OIG”).  The resolution discussed above does not operate, nor should it be construed, as a concession that the Company is entitled to any limitation of its potential administrative or civil liability as to matters under review by the Civil Division and the OIG, and the Company cannot provide any assurances regarding the timing, terms and conditions of any potential final resolution of those matters.

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K, including statements related to the resolution of the previously disclosed informal investigation by the SEC and the ongoing resolution discussions as to matters under review with the Civil Division and the OIG, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, risks related to the Company’s obligations to make scheduled payments pursuant to the Consent and Final Judgment, the status of ongoing resolution discussions with the Civil Division and the OIG and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other documents subsequently filed with or furnished to the SEC.  These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this Current Report on Form 8-K.

Item 8.01.              Other Events.

A copy of the Company’s press release announcing the resolution of the previously disclosed informal investigation by the SEC is furnished as Exhibit 99.1

Item 9.01       Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Consent of Defendant WellCare Health Plans, Inc. (with Final Judgment attached)
99.1	Press Release of WellCare Health Plans, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: May 18, 2009	/s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consent of Defendant WellCare Health Plans, Inc. (with Final Judgment attached)
99.1	Press Release of WellCare Health Plans, Inc.